UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2007

Date of Report (Date of earliest event reported)

Heartland Oil and Gas Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-32669	91-1918326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway, Suite 1480

Denver, CO 80202

(Address of principal executive offices)

(303) 405-8450

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01. Changes in Registrant’s Certifying Accountant.

On March 16, 2007, the Board of Directors of Heartland Oil & Gas, Co. approved the engagement of KBL, LLP located in New York, New York to audit Heartland’s financial statements for the year ended December 31, 2006. KBL has not provided any prior services to Heartland.

Item 8.01. Other Events.

On March 16, 2007, Heartland received a $100,000 prospect fee from Universal Property Development & Acquisition Corporation.

As of February 28, 2007, Heartland owed an aggregate face value of $6,485,000 in principal and accrued interest to its lenders. This amount is due and payable on the maturity date of these loans, which is March 28, 2007. Heartland is currently reviewing strategic alternatives in connection with the maturity of these loans, but has not reached definitive agreement on any transaction. Based on the strategic alternatives currently being considered by Heartland and its lenders, only the lenders would receive an immediate return of investment and the holders of Heartland’s common stock may not receive an immediate return of investment, if any.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

Heartland Oil and Gas Corp.
(registrant)

Date March 21, 2007	By	/s/ Philip S. Winner
Philip S. Winner
Chief Executive Officer

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